Exhibit 10.2

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Loan and Security Agreement (this “Amendment”) is entered into and made effective as of August 27, 2018, by and between Llama Productions LLC, a California limited liability company (the “Borrower”), and Bank Leumi USA, a New York banking corporation (the “Lender”).

RECITALS

This Amendment is being entered into in reference to the following facts:

(A)       The Borrower and the Lender entered into a Loan and Security Agreement (the “Agreement”), dated as of August 5, 2016 and amended as of November 7, 2017, in connection with original premium pay animated children’s episodic television series tentatively entitled Llama Llama.

(B)       The parties hereto desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties hereto hereby agree as follows.

ARTICLE 1 - AMENDMENTS

1.1 Recitals. The first Recital of the Agreement is hereby amended and restated to read in its entirety as follows:

“The Borrower has requested that the Lender make a loan to the Borrower of up to $1,768,010.29, the proceeds of which shall be used to pay a portion of the expenses of producing, completing and delivering fifteen (15) episodes of a premium pay animated children’s television series tentatively entitled Llama Llama and to pay interest, fees, costs and other amounts related thereto. The Lender is willing to make such a loan to the Borrower on the terms contained herein.”

1.2 Amendments to Section 1.1. The following definitions in Section 1.1 of the Agreement are hereby amended and restated to read in its entirety as follows:

““Commitment” means one million seven hundred sixty-eight thousand ten Dollars and twenty nine cents ($1,768,010.29).”

““Interest and Fee Reserve” means $50,449.”

“”Season One” shall mean collectively, each of the Season One Episodes, including the sound recordings thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devices now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound recording.”

““Season One Episodes” collectively means each of episodes of Season One and “Season One Episode” means any of the Season One Episodes.”

““Season Two” shall mean collectively, each of the Season Two Episodes, including the sound recordings thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devices now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound recording.”

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““Season Two Borrower” means Llama Productions LLC, a California limited liability company, in its capacity as borrower under the Season Two Loan Agreement.”

““Season Two Episodes” collectively means each of the ten (10) sequential episodes of Season Two, and “Season Two Episode” means any of the Season Two Episodes.”

““Season Two Loan Agreement” means the Loan and Security Agreement between the Lender and the Season Two Borrower in connection with Season Two.”

““Season Two Obligations” means, the ‘Obligations’ of the Season Two Borrower as defined in the Season Two Loan Agreement.”

““Series” means the premium pay animated children’s television series tentatively entitled Llama Llama, by whatever title such television series is now or may hereafter become known, including Season One, Season Two and any subsequent seasons.”

1.3 Amendment of Obligations. The definition of Obligations contained in Section 1.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

““Obligations” collectively means (a) all present and future loans, advances, liabilities, obligations, covenants, duties, and indebtedness owing by the Borrower to the Lender in connection with the Series, whether or not arising under this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in any of Borrower’s and/or any such other Person’s debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest (including interest accruing prior to or after the initiation of insolvency proceedings, whether or not allowed), charges, expenses, fees, reasonable outside attorneys’ fees and costs, filing fees and any other sums chargeable to the Borrower hereunder or under any other Loan Document; and (b) the Season Two Obligations.”

1.4 Amendment of Section 4.6. Section 4.6 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Apportionment, Application and Reversal of Payments. All payments not constituting payment of specific fees and all Collateral Proceeds received by the Lender shall be applied, subject to the provisions of this Agreement, first, to pay any fees, expense reimbursements or indemnities (other than interest and principal) then due to the Lender from the Borrower; second, to pay interest due in respect of all Loans; third, to pay principal of the Loans; fourth, to the payment of any other Obligations due to the Lender, exclusive of the Season Two Obligations; and fifth, to pay the Season Two Obligations. Notwithstanding any provision of this or any of the other Loan Documents to the contrary, if the Lender determines at any time that the Interest and Fee Reserve will be less than the total amount of interest accruing on the Loan before repayment thereof in full, then the Lender may retain proceeds in the Collection Account, in an amount determined by the Lender in its reasonable discretion to pay interest, at the interest rates provided for under this Agreement, owing on the Obligations on a current basis as a cash reserve to be applied by the Lender to interest as and when due hereunder. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in such order as the Lender may determine in its sole and absolute discretion.”

1.5 Amendment of Section 11.1. Section 11.1 of the Agreement is hereby amended by the addition of a new Subsection (r) as follows:

“(r)       an Event of Default under the terms of the Season Two Loan Agreement.”

ARTICLE 2 – CONDITIONS

2.1 Conditions Precedent. This Amendment shall become effective upon the execution and delivery of this Amendment and Amendment No. 2 to the Promissory Note being entered into concurrently herewith.

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ARTICLE 3 – GENERAL PROVISIONS

3.1 Full Force and Effect. Except as expressly amended hereby, the Agreement is and shall remain unmodified and in full force and effect.

3.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original of this Amendment and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Executed copies of the signature pages of this Amendment sent by facsimile or transmitted electronically in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF) or other customary universal formats shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. Any party delivering an executed signature page to this Amendment by facsimile, TIFF or PDF shall also deliver a manually executed counterpart of this Amendment as quickly as practicable after execution of this Amendment, but failure to do so shall not of itself entitle a Party to treat this Amendment as invalid, unenforceable, or without binding effect.

3.3 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to its conflict or choice of law principles.

3.4 Final Agreement. This Amendment is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof. This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

[signatures appear on next page]

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IN WITNESS WHEREOF, the parties have executed this Amendment by and through its duly authorized representative as of the date and year first written above.

“LENDER” Bank Leumi USA By: /s/ David K. Henry Name: David K. Henry Its: First Vice President By: /s/ Catherine C. Burke Name: Catherine Burke Its: Vice President	“BORROWER” Llama Productions LLC By: /s/ Andy Heyward Name: Andy Heyward Its: President

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